Exhibit 99.1

SEALE and BEERS, CPAs
PCAOB & CPAB REGISTERED AUDITORS
www.sealebeers.com

January 22, 2010

The Estate Vault, Inc.
1110 East Bonneville Ave.
Las Vegas, NV 89101

To Whom It May Concern:

Within the preceding twenty four (24) hours, we have become aware of material accounting errors in your Form 10-K for the period ending November 30, 2008 and Form 10-Q for the period ending February 28, 2009 filed with the Securities and Exchange Commission ("SEC") on November 16, 2009 and December 24, 2009, respectively.

Specifically, the Company failed to convert activity conducted in Canadian dollars to US dollars. The impact of this correction for the year ended 11/30/2008 will be as follows:

	Original	Adjusted	Difference
Assets	$14,805	$12,266	<$2,539> (21% down)
Liabilities	$92,679	$75,843	<$16,836> (22% down)
Equity	<$77,874> deficit	<$63,577> deficit	<$14,297>(22% up)
Revenue	$9,412	$9,115	<$297> (3% down)
Expense	$1,081,462	$1,081,363	<$99> (0% change)
Gain on Currency Conversion		$14,495

You must contact the SEC regarding this matter within the next Five (5) Business days and provide us with a copy of that communication. Failure to do so will leave us with no alternative but to contact the SEC directly. Furthermore, we believe a Form 8-K of non-reliance should be filed.

Assuming that you intend to comply with the above, you should plan to file amended forms 10-K and 10-Q as soon as possible.

Very truly yours,

/s/Bale and Beers, CPA's
Bale and Beers, CPA's Las Vegas, Nevada

50 JONES BLVD, STE 202, LAS VEGAS, NV 89107 Ph: (888) 727-8251 Fax: 888-7782-2351